UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 12, 2003


                        ASCENTIAL SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)


        Delaware                        0-15325                94-3011736
(State or other jurisdiction    (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)


            50 Washington Street, Westborough, Massachusetts 01581
              (Address of principal executive offices) (zip code)


      Registrant's telephone number, including area code: (508) 366-3888


                                Not Applicable
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On September 12, 2003, Ascential Software Corporation, a Delaware corporation ("Ascential"), completed its acquisition of Mercator Software, Inc., a Delaware corporation ("Mercator"). The acquisition was made pursuant to an Agreement and Plan of Merger, dated as of August 2, 2003 (the "Merger Agreement"), by and among Ascential, Greek Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Ascential ("Merger Sub") and Mercator.

         Pursuant to the Merger Agreement, Ascential, through Merger Sub, commenced a tender offer (the "Offer") for all outstanding shares of common stock, par value $0.01 per share, of Mercator (the "Shares") at $3.00 per share in cash, without interest thereon. Following expiration of the Offer on September 11, 2003, Ascential accepted for payment the Shares tendered and exercised an option (the "Option") granted to it by Mercator for 19.99% of the then outstanding common stock of Mercator. As a result of the purchase of the Shares and the exercise of the Option, Ascential, through Merger Sub, owned more than 90% of the Shares of Mercator.

         On September 12, 2003, Ascential effected a short form merger (the "Merger") whereby Mercator was merged with and into Merger Sub, with Mercator surviving as a wholly owned subsidiary of Ascential. In the Merger, each outstanding Share (other than (i) Shares owned by Ascential, Merger Sub or the Company or their respective subsidiaries, and (ii) Shares that are held by stockholders, if any, who properly exercise their appraisal rights under the
DGCL), were converted into the right to receive $3.00 per share in cash, without interest thereon. In addition, all outstanding options to purchase Shares granted pursuant to the TSI International Software Ltd. 1993 Stock Option Plan, the 1996 Novera Software Inc. Stock Option Plan and the Mercator Software, Inc. 1998 Equity Incentive Plan were converted into options to purchase shares of common stock, par value $.01 per share, of Ascential, subject to certain adjustments. The description of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed at Exhibit 2.1 hereto and incorporated by reference herein.

         The aggregate purchase price for all of the Shares of Mercator was approximately $109 million in cash. The purchase price was funded by Ascential's working capital.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements.

         It is impracticable for Ascential to file herewith the required financial statements in this Current Report on Form 8-K. The financial statements of Mercator required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b) Pro Forma Financial Information

         It is impracticable for Ascential to file herewith the required pro forma financial information in this Current Report on Form 8-K. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c) Exhibits.

         Exhibit
           No.             Exhibit
           ---             -------

         2.1 Agreement and Plan of Merger, dated as of August 2, 2003, by and among Ascential Software Corporation, Greek Acquisition Corporation and Mercator Software, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ascential on August 5, 2003).



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ASCENTIAL SOFTWARE CORPORATION
                                             (Registrant)

Date: September 26, 2003                     /s/ Peter Fiore
                                             --------------------------------
                                             By:  Peter Fiore
                                                  President




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                                 EXHIBIT INDEX

      Exhibit
        No.               Exhibit
        ---               -------

         2.1 Agreement and Plan of Merger, dated as of August 2, 2003, by and among Ascential Software Corporation, Greek Acquisition Corporation and Mercator Software, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ascential on August 5, 2003).